Exhibit 99.1

Analog Devices and Maxim Integrated Announce China Antitrust Clearance for Combination

WILMINGTON, Mass. and SAN JOSE, Calif. – August 23, 2021 – Analog Devices, Inc. (NASDAQ: ADI) and Maxim Integrated Products, Inc. (NASDAQ: MXIM) today announced that China’s State Administration for Market Regulation has given antitrust clearance for Analog Devices’ previously announced acquisition of Maxim.

The transaction has now received all required regulatory clearances. Analog Devices and Maxim anticipate that the transaction will close on or about August 26, 2021, subject to the satisfaction of the remaining customary closing conditions.

About Analog Devices

Analog Devices (Nasdaq: ADI) is a leading global semiconductor company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

About Maxim Integrated

Maxim Integrated, an engineer’s engineering company, exists to solve the designer’s toughest problems in order to empower design innovation. Our broad portfolio of high-performance semiconductors, combined with world-class tools and support, delivers essential analog solutions including efficient power, precision measurement, reliable connectivity and robust protection along with intelligent processing. Designers in application areas such as automotive, communications, consumer, data center, healthcare, industrial and IoT trust Maxim to help them quickly develop smaller, smarter and more secure designs. Learn more at https://www.maximintegrated.com.

This press release contains forward-looking statements, which address a variety of subjects, including, for example, statements regarding Analog Devices, Inc.’s (“ADI”) proposed acquisition of Maxim Integrated Products, Inc. (“Maxim”) and the anticipated closing date for the proposed transaction. Statements that are not historical facts, including statements about ADI’s and Maxim’s beliefs, plans and expectations, are forward-looking statements. Such statements are based on ADI’s and Maxim’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “estimate,” “would,” “target” and similar expressions, as well as variations or negatives of these words. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: failure to satisfy remaining conditions to closing of the transaction between ADI and Maxim, on the anticipated timeline or at all; the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic scope or product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in ADI’s or Maxim’s estimates of their expected tax rate based on current tax law; ADI’s ability to successfully integrate Maxim’s businesses and technologies; the risk that the expected benefits and synergies of the proposed transaction and growth prospects of the combined company may not be fully achieved in a timely manner, or at all; adverse results in litigation matters, including the potential for litigation related to the proposed transaction; the risk that ADI or Maxim will be unable to retain and hire key personnel; the risk associated with the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; uncertainty as to the long-term value of ADI’s common stock; and the diversion of management time on transaction-related matters. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to ADI’s and Maxim’s respective periodic reports and other filings with the Securities Exchange Commission, including the risk factors contained in ADI’s and Maxim’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain and are made only as of the date hereof. Except as required by law, neither ADI nor Maxim undertakes or assumes any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

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Contacts for ADI

Investor Contact:

Mr. Michael Lucarelli

781-461-3282

investor.relations@analog.com

Media Contact:

Ms. Brittany Stone

917-935-1456

Brittany.Stone@teneo.com

Contacts for Maxim

Investor Contact:

Ms. Kathy Ta

408-601-5697

kathy.ta@maximintegrated.com

Media Contact:

Ms. Ferda Millan

408-601-5429

Ferda.Millan@maximintegrated.com